EXHIBIT 10.36
AFFILIATED COMPUTER SERVICES, INC.
NOTICE OF STOCK OPTION GRANT UNDER THE
1997 STOCK INCENTIVE PLAN FOR EMPLOYEES IN FRANCE
TO

     You have been granted an option to purchase Class A Common Stock of Affiliated Computer Services, Inc. (the “Company”) under the Affiliated Computer Services, Inc. 1997 Stock Incentive Plan for Employees in France (the “French Sub-Plan”) as follows:

Option Number

Date of Grant

Number of Shares

Option Price Per Share	$

Term/Expiration Date	9-1/2 years from the Date of Grant

Vesting Schedule	80% as of the date that is four years after the Date of Grant, and 20% at the end of the following year, or earlier in certain events as expressly provided in the Stock Option Agreement for Employees in France, the Affiliated Computer Services, Inc. 1997 Stock Incentive Plan and the French Sub-Plan.

Exercise Schedule	Options may be exercised on or after the date of vesting and until the expiration date.
By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement for Employees in France (attached hereto as Exhibit “A”), the Affiliated Computer Services, Inc. 1997 Stock Incentive Plan and the French Sub-Plan, each of which is made a part of this document.

AFFILIATED COMPUTER SERVICES, INC.		OPTIONEE:

BY:

WILLIAM L. DECKELMAN, JR.
EXECUTIVE VICE PRESIDENT
& GENERAL COUNSEL

EXHIBIT “A”
AFFILIATED COMPUTER SERVICES, INC.
STOCK OPTION AGREEMENT FOR EMPLOYEES IN FRANCE
     THIS STOCK OPTION AGREEMENT (this “Agreement”), effective as of the date of the Notice of Stock Option Grant under the 1997 Stock Incentive Plan for Employees in France (the “Notice of Grant”) attached hereto, shall, along with the Plan and French Sub-Plan (as hereafter defined), govern the terms of the Option (as hereafter defined) granted by Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), to the Optionee identified in the Notice of Grant (“Optionee”). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Plan and French Sub-Plan.
WITNESSETH
     WHEREAS, the Company has adopted the Affiliated Computer Services, Inc. 1997 Stock Incentive Plan (the “Plan”), which provides for the grant of stock options to certain selected Employees and corporate officers of the Company or its subsidiaries with respect to shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”);
     WHEREAS, the Company has adopted an addendum to the Plan so as to create the Affiliated Computer Services, Inc. 1997 Stock Incentive Plan for Employees in France (the “French Sub-Plan”) and allow the Company to grant stock options meeting the requirements of Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, to Employees in France; and
     WHEREAS, the Company has selected Optionee to participate in the French Sub-Plan and desires to award to Optionee the stock option described in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, as an inducement to Optionee to continue as an employee or a corporate officer of the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement, the Plan, the French Sub-Plan and the Notice of Grant (all of which are incorporated by reference), an option (the “Option”) to acquire a total number of shares of Common Stock (the “Shares”) as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant, such grant to be effective as of the date of grant designated in the Notice of Grant (the “Award Date”). The Shares of Common Stock subject to the Option shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the

“Vesting Schedule”) and shall be exercisable in accordance with the exercise schedule set forth in the Notice of Grant (the “Exercise Schedule”).
     2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule and with the provisions of Section 9 of the Plan as follows, except for specific provisions as mentioned in Sections 5, 6 and 7 below and in the French Sub-Plan:
          (i) Right to Exercise.
               (a) The Option may not be exercised for a fraction of share.
               (b) In the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 9 and 10 of the Plan, subject to the limitation contained in subsections (c) and (d) of this Section 2(i) and in Section 9 of the French Sub-Plan.
               (c) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Notice of Grant, except in case of the death of the Optionee.
               (d) The Option may be exercised only with respect to the vested portion thereof in accordance with the Notice of Grant, except in case of the s death of the Optionee.
          (ii) Method of Exercise. The Option shall be exercisable by written notice, which notice shall state Optionee’s election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price. No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares. If the Option is exercised in full, Optionee shall surrender this Agreement.
     3. Method of Payment. Payment of the exercise price shall be made in cash or, as determined by the Administrator, in accordance with the terms and conditions of the Plan, including by check. No Shares may be issued by the Company until Optionee makes full payment to the Company of the applicable exercise price.
     4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations, or if prohibited with respect to provisions of the French Sub-Plan. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     5. Termination of Employment. In the event of termination of Continuous Status as an Employee with, or status as a corporate officer of, the Company, subject to Section 7 of this Agreement, the Option may be exercised only as, and within the time periods, provided in the Plan, i.e., only within 60 days after the date of such termination but in no event later than the expiration date of the term of such Option as forth in this Agreement and in the Notice of Grant.
     6. Death of Optionee. In the event of the death of an Optionee, any unvested portion of the Option shall immediately vest and the vested Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, within six month following the death of the Optionee. Upon expiration of the six month period following the Optionee’s death, the unexercised portion of the Option shall expire in its entirety and shall not be exercisable thereafter.
7.	Termination for “gross or willful misconduct”. Notwithstanding Sections 5 and 6 of this Agreement, if Optionee’s Continuous Status as an Employee is terminated by the Company for gross or willful misconduct as defined under French labor rules, the Optionee shall forfeit the unvested portion of the Option in its entirety, and the vested portion of the Option shall be exercisable according to the provisions of Section 5 of this Agreement. For purposes of this Section 7, an Optionee shall be deemed to have been terminated for gross or willful misconduct if the Optionee fails to satisfactorily perform his or her assigned duties or commits an act of gross negligence or willful misconduct, including, but not limited to, a dereliction of duty or the committing of and conviction for a crime involving breach of fiduciary duty to an employer, a felony or a crime involving moral turpitude.

8.	Vesting of Option Upon Change of Control. If the Company undergoes a Change of Control, the Option, whether or not vested at such time, shall become fully and completely vested and exercisable, effective the day immediately prior to such Change of Control. For purposes of the preceding sentence, a “Change of Control” shall have occurred if the Company is merged, consolidated, or reorganized into or with another person, entity, or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity, or group of entities under common control and as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction. For purposes of the foregoing, the Optionee acknowledges and understands that the favorable tax and social security contributions treatment in France may be lost for these Options, and the Company shall not be obligated in any fashion to compensate the Optionee for the loss of preferential tax treatment of the Option in France.
     9. Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Option and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.
     10. Term of Option. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan, the terms of this Agreement and the French Sub-Plan.
     11. Withholding of Tax-Related Items. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains his or her responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant, vesting and exercise of Options and the subsequent sale of Shares acquired upon the exercise of the Options and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Options to reduce or eliminate your liability for Tax-Related Items.
     In the event the Company determines that it and/or the Employer must withhold any Tax-Related Items as a result of the Optionee’s participation in the Plan, the Optionee agrees as a condition of the grant of the Options to make arrangements satisfactory to the Company and/or the Employer to enable it to satisfy all withholding requirements, including, but not limited to, withholding any applicable Tax-Related Items. In addition, the Optionee authorizes the Company and/or the Employer to fulfil its withholding obligations by all legal means, including, but not limited to: withholding Tax-Related Items from the Optionee’s wages, salary or other cash compensation the Employer pays to the Optionee, within legal limit; withholding Tax-Related Items from the cash proceeds, if any, received upon sale of any Shares received; and at the time of payment, withholding Shares sufficient to meet minimum withholding obligations for Tax-Related Items. The Optionee acknowledges and agrees that should the amount of withholding of the Tax Related Items to be satisfied by reducing the number of shares deliverable or by withholding from the Optionee’s sale’s proceeds be in excess, the Company and/or the Employer will refund the excess amount to the Optionee within a reasonable period and without any interest. The Company may refuse to deliver the Shares if the Optionee fails to comply with any withholding obligation.

     12. Data Privacy. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, and the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan and the French Sub-Plan.
     The Optionee understands that the Company and the Employer hold certain personal information about him or her, including, but not limited to your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of Options or any other entitlement to Shares of stock awarded, cancelled, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan and the French Sub-Plan (“Data”). The Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and the French Sub-Plan, that these recipients may be located in the Optionee’s country or elsewhere (notably in the Unites States of America), and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Company warrants that is has taken all the adequate measures and complied with applicable law to ensure the protection of the Data transferred to countries not providing for an adequate level of protection. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan and the French Sub-Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon exercise of the Options may be deposited. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan and the French Sub-Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan and the French Sub-Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
OPTIONEE ACKNOWLEDGES AND AGREES THAT, WITH RESPECT TO SHARES NOT VESTED AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR SERVICE AS A CORPORATE OFFICER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, THE PLAN OR THE FRENCH SUB-PLAN (ALL OF WHICH ARE

INCORPORATED HEREIN BY REFERENCE), SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO THE CONTINUATION OF OPTIONEE’S EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S, THE SHAREHOLDERS’ OF THE COMPANY, AND/OR THE BOARD OF DIRECTORS’ OF THE COMPANY RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CORPORATE OFFICER POSITION .
     Optionee acknowledges receipt of a copy of the Plan and of the French Sub-Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement and the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, the French Sub-Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions relating to the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan and the French Sub-Plan.
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